UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2014

DST SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2014, DST Systems, Inc. (“DST” or the “Company”), the Argyros Family Trust and HBI Financial, Inc. (collectively, the “Selling Stockholders”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Stockholders agreed to sell 5,357,200 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), to the Underwriters at a price of $84.00 per Share, less the underwriting discount (the “Offering”). The Offering closed on May 14, 2014.

In addition, pursuant to the Underwriting Agreement, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to 267,860 additional shares of the Company’s common stock owned by the Selling Stockholders. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On May 14, 2014, the Company also completed its repurchase of 2,429,543 shares of common stock from the Selling Stockholders at a price of $82.32 per share, which was conditioned on the completion of the Offering.

The sale of the Shares by the Selling Stockholders is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-195693) (the “Registration Statement”), including a prospectus supplement dated May 8, 2013 to the prospectus contained therein dated May 5, 2014, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.

In connection with the Offering, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the validity of the shares (Exhibit 5.1 to this Current Report on Form 8-K).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed herewith as Exhibit 1.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 14, 2014, Mr. Brent L. Law and Mr. John W. Clark each resigned as a director of the Company in accordance with the terms of the Governance and Standstill Agreement (the “Agreement”), dated as of May 5, 2014, by and among the Company and the Argyros Family Trust and certain of its affiliates (collectively, the “Argyros Group”).  Upon the closing of the Offering and the concurrent repurchase from the Selling Stockholders of 2,429,543 shares of the Company’s common stock, the Argyros Group beneficially owned less than 5% of the Company’s outstanding common stock, resulting in Mr. Law and Mr. Clark resigning from the Company’s board of directors pursuant to the Agreement.

No determination has been made as of the date of this Current Report on Form 8-K as to who will replace Mr. Law and Mr. Clark as directors.

Item 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In connection with its Annual Meeting of Stockholders on May 13, 2014, DST Systems, Inc. (the “Company”) solicited proxies pursuant to Regulation 14A on the six proposals described in the Company’s Definitive Proxy Statement filed March 28, 2014.

Shareholders elected the Board’s nominees for directors, ratified the Audit Committee’s selection of independent registered public accounting firm PricewaterhouseCoopers LLP for fiscal year 2014 (“Independent Accountants”), and advised in favor of the named executive officer (“NEO”) compensation resolution set forth in the Proxy Statement.  The stockholder resolution set forth in the Proxy Statement regarding the separation of the Chairman of the Board and Chief Executive Officer positions was defeated, and the stockholder resolutions set forth in the Proxy Statement regarding a majority vote standard for director elections and the repeal of the Company’s classified Board of Directors each received the support of a majority of votes cast.  The votes were cast as follows:

Proposal 1: Election of Directors

	John W. Clark	Lynn Dorsey Bleil
For	35,067,212	35,101,813
Withheld	1,164,266	1,129,665
Broker Non-Votes	2,466,328	2,466,328

Proposal 2: Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP

For	38,023,119
Against	599,724
Abstain	74,963
Broker Non-Votes	0

Proposal 3: Advisory Resolution to Approve NEO Compensation

For	35,320,370
Against	715,113
Abstain	195,995
Broker Non-Votes	2,466,328

Proposal 4: Stockholder Proposal Regarding the Separation of the Chairman of the Board and Chief Executive Officer Positions

For	8,628,801
Against	27,514,833
Abstain	87,844
Broker Non-Votes	2,466,328

Proposal 5: Stockholder Proposal Regarding a Majority Vote Standard for Director Elections

For	22,331,296
Against	13,818,167
Abstain	82,015
Broker Non-Votes	2,466,328

Proposal 6: Stockholder Proposal Regarding the Repeal of the Company’s Classified Board of Directors

For	22,946,334
Against	1,391,684
Abstain	11,893,460
Broker Non-Votes	2,466,328

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 8, 2014, by and among the Company, the Selling Stockholders and the Underwriters
5.1	Legal Opinion of Randall D. Young, Senior Vice President, General Counsel and Secretary of the Company
23.1	Consent of Randall D. Young (included as part of Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of May, 2014.

DST SYSTEMS, INC.

By:	/s/ Randall D. Young
Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and Secretary